AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2006

                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          NATIONAL HOLDINGS CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                               36-4128138
       (State or Other Jurisdiction          (IRS Employer Identification No.)
     of Incorporation or Organization)

                      875 NORTH MICHIGAN AVENUE, SUITE 1560
                             CHICAGO, ILLINOIS 60611
               (Address of Principal Executive Offices) (Zip Code)

              NATIONAL HOLDINGS CORPORATION 2006 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 MARK GOLDWASSER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NATIONAL HOLDINGS CORPORATION
                            120 BROADWAY, 27TH FLOOR
                            NEW YORK, NEW YORK 10271
                     (Name and Address of Agent for Service)

                                 (212) 417-8000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS TO BE             AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
REGISTERED                           REGISTERED (1)      OFFERING PRICE          AGGREGATE          REGISTRATION FEE
                                                         PER SHARE (2)       OFFERING PRICE (2)
----------------------------------------------------------------------------------------------------------------------
 2006 Stock Option Plan               Common Stock,           $1.27             $1,905,000               $203.84
                                    $0.02 par value
                                    1,500,000 Shares
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of National Holdings Corporation common stock, $0.02 par value, as may be issuable under the Plan described herein and pursuant to future stock dividends, stock splits or similar transactions.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the number of shares issuable upon exercise of options under the Plan and the average of the high and low prices for the common stock as quoted on Over-the-Counter Bulletin Board on April 26, 2006.


          PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

National Holdings Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Commission on December 9, 2005;

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 filed with the Commission on February 7, 2006;

      (c) The Registrant's Current Reports on Form 8-K filed on January 18, 2006 and March 20, 2006;

      (d) A description of the Registrant's common stock set forth under the heading "Description of our Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-__________) filed May 1, 2006; and

      (e) All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145(a) of the Delaware General Corporation Law ("DGCL") provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

      The Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

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

      The Registrant's Amended and Restated By-laws provide that the Registrant is required to indemnify and hold harmless its directors, officers, employees and agents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if the party being indemnified acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party's conduct was unlawful. In proceedings by or in the right of the Registrant, a party seeking to be indemnified may be indemnified if the above standards of conduct are met and to the extent as set forth above, however, if a court judges a party seeking to be indemnified liable to the corporation, no indemnification shall be provided except to the extent that the court deems proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such party shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

      The Registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

      The above discussion of the Registrant's Certificate of Incorporation, as amended, and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, as amended, Amended and Restated By-laws and statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

            Number      Exhibit
            ------      -------
            5           Opinion of Littman Krooks LLP
            23.1        Consent of Marcum & Kliegman LLP, Independent Registered
                        Public Accounting Firm
            23.2        Consent of Littman Krooks LLP, as contained in Exhibit 5
            24.1        Power of Attorney
            99.1*       National Holdings Corporation 2006 Stock Option Plan
                        Option Plan

            *Incorporated by reference from the Registrant's definitive proxy statement on Schedule 14A filed with the Commission on January 26, 2006.

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of

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

Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 1st day of May, 2006.


                          NATIONAL HOLDINGS CORPORATION



                         By: /s/ Mark Goldwasser
                             -------------------
                             Mark Goldwasser
                             Chairman, President and Chief Executive Officer






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

                         SECTION AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                          NATIONAL HOLDINGS CORPORATION

                                  EXHIBIT INDEX
                                  -------------

Number      Exhibit
------      -------
5           Opinion of Littman Krooks LLP
23.1        Consent of Marcum & Kliegman LLP, Independent Registered Public
            Accounting Firm
23.2        Consent of Littman Krooks LLP, as contained in Exhibit 5
24.1        Power of Attorney
99.1*       National Holdings Corporation 2006 Stock Option Plan

*Incorporated by reference from the Registrant's definitive proxy statement on
Schedule 14A filed with the Commission on January 26, 2006.







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